Contact:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Record Revenue and Record Net Income for a Second Quarter
Value of orders up 11 percent year over year in the second quarter

Q2 2018 Highlights
•	Revenue of $341 million, up 7 percent year over year
•	GAAP gross margin of 76 percent
•	Non-GAAP gross margin of 78 percent
•	Fully diluted GAAP EPS of $0.23 and fully diluted non-GAAP EPS of $0.34
•	GAAP net income of $31 million, up 23 percent year over year
•	Record Non-GAAP net income of $45 million, up 49 percent year over year
•	EBITDA of $51 million
•	Cash and short-term investments of $428 million as of June 30, 2018

H1 2018 Highlights
•	Revenue of $653 million, up 6 percent year over year
•	GAAP net income up 28 percent year over year through first six months of 2018
•	Non-GAAP net income up 47 percent year over year through first six months of 2018

AUSTIN, Texas - July 26, 2018 - National Instruments (Nasdaq: NATI) today announced Q2 2018 revenue of $341 million, up 7 percent year over year.

In Q2 2018, the value of the company's total orders was up 11 percent year over year; orders under $20,000 were up 6 percent year over year; and orders over $20,000 were up 16 percent year over year.

GAAP net income for Q2 was $31 million, with fully diluted earnings per share (EPS) of $0.23, and non-GAAP net income was $45 million, with non-GAAP fully diluted EPS of $0.34. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $51 million for Q2.

In Q2, GAAP gross margin was 76 percent and non-GAAP gross margin was 78 percent. Total GAAP operating expenses were $222 million, up 7 percent year over year. Total non-GAAP operating expenses were $212 million, up 2 percent year over year. GAAP operating margin was 11 percent in Q2, with GAAP operating income of $37 million, up 29 percent year over year. Non-GAAP operating margin was 16 percent in Q2, with non-GAAP operating income of $55 million, up 52 percent year over year. Through the first six months of 2018, GAAP operating expenses were $431 million, up 5 percent year over year, and non-GAAP operating expenses were $418 million, up 2 percent year over year. GAAP operating income through the first six months of the year was $65 million, up 28 percent year over year, and non-GAAP operating income was $94 million, up 46 percent year over year.

"We have made tremendous progress toward our profitability goal over the last 18 months. I am proud of what our team has accomplished," said Alex Davern, NI president and CEO. "Looking forward we plan to continue to align our investments and our business behind our new Core Strategic Vision with the goal of driving improved revenue growth while maintaining the discipline needed to hit our long-term operating model."

Karen Rapp, NI CFO, said, "We had great performance in the first half of 2018. I am encouraged by our focus on growth and profitability. We remain committed to our operating model that we shared at our investor conference on May 22, 2018 and the leverage it provides. National Instruments is focused on gaining market share and delivering structural excellence in our operating profitability."

As of June 30, 2018, NI had $428 million in cash and short-term investments. During the second quarter, NI paid $30 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.23 per share payable on Sept. 4, 2018, to stockholders of record on Aug. 13, 2018.
Geographic revenue in U.S. dollar terms for Q2 2018 compared with Q2 2017 was up 7 percent in the Americas, up 5 percent in APAC and up 9 percent in EMEIA. The impact of foreign currency exchange had a positive impact in Q2. Historical revenue from these three regions can be found on NI's investor website at ni.com/nati.
The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, and capitalization and amortization of internally developed software costs. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

Guidance
NI currently expects Q3 revenue to be in the range of $325 million to $355 million, which would be a new Q3 record at the midpoint. The company currently expects that GAAP fully diluted EPS will be in the range of $0.20 to $0.34 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.32 to $0.46.

NI has not completed its accounting for the tax effects of the Tax Cuts and Jobs Act (the "Tax Act"). NI previously made a reasonable estimate of the effects of the Tax Act and expects to finalize its analysis in Q3 2018. NI's guidance does not include any estimate related to the finalization of this calculation.

Non-GAAP Presentation
In the quarter ended June 30, 2018, NI began moving toward more frequent releases for many of its software products. Specifically, for many of its software development projects, NI started applying agile development methodologies, which are characterized by a more dynamic development process with more frequent and iterative revisions to a product release's features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, NI expects that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods and it expects to record significantly less capitalized software development costs than under its historical software development approaches. NI also expects amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years.

As a result, beginning with its non-GAAP metrics for the three months ended June 30, 2018, NI will exclude the net effects of capitalization and amortization of software development costs from its non-GAAP operating results, along with its previously excluded non-GAAP items, and will provide a reconciliation of such non-GAAP results to its GAAP results. NI believes these changes will be useful to investors as they will provide greater comparability between its R&D spend in future periods. NI will also make available on its website its historical non-GAAP results, excluding the effects of software capitalization and amortization together with other applicable non-GAAP adjustments, for the fiscal quarters ended March 31, 2005 through June 30, 2018.  No changes are being made to NI's previously reported GAAP results.

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three and six months ended June 30, 2018 and 2017, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company's EBITDA for the three and six months ended June 30, 2018 and 2017. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q2 2018 earnings conference call with NI management today, July 26, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 212-2361, confirmation code 1498595, shortly after the call through August 2 at 10:00 p.m. CT or by visiting the company's website at ni.com/call. Presentation materials referred to on the conference call can be found at ni.com/nati.

Forward-Looking Statements

This release contains "forward-looking statements" including statements regarding tremendous progress toward our profitability goal, plan to continue to align our investments and our business behind our new Core Strategic Vision with the goal of driving improved revenue growth while maintaining the discipline needed to hit our long term operating model, being encouraged by our focus on growth and profitability, remaining committed to our operating model shared at our investor conference on May 22, 2018 and the leverage it provides, being focused on gaining market share and delivering structural excellence in our operating profitability, expecting  Q3 revenue to be in the range of $325 million to $355 million, expecting that GAAP fully diluted EPS will be in the range of $0.20 to $0.34 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.32 to $0.46, and expecting to finalize its analysis of the effects of the Tax Act in Q3 2018.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's large customers, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates or the impact of the Tax Act. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2017, its Form 10-Q for the quarter ended March 31, 2018 and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
NI (ni.com) empowers engineers and scientists with a software-defined platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI's solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2018	2017
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$217,619	$290,164
Short-term investments	210,804	121,888
Accounts receivable, net	249,910	248,825
Inventories, net	193,417	184,592
Prepaid expenses and other current assets	56,740	48,621
Total current assets	928,490	894,090

Property and equipment, net	249,834	249,715
Goodwill	263,796	266,783
Intangible assets, net	121,270	123,293
Other long-term assets	30,349	32,553
Total assets	$1,593,739	$1,566,434

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$52,769	$49,733
Accrued compensation	43,200	43,309
Deferred revenue - current	125,451	120,638
Other current liabilities	14,795	23,782
Other taxes payable	32,013	31,793
Total current liabilities	268,228	269,255

Deferred income taxes	37,381	33,609
Liability for uncertain tax positions	10,938	10,158
Income tax payable - long-term	74,015	81,515
Deferred revenue - long-term	31,550	33,742
Other long-term liabilities	5,949	10,134
Total liabilities	428,061	438,413

Stockholders' equity:
Preferred stock	—	—
Common stock	1,322	1,310
Additional paid-in capital	864,314	829,979
Retained earnings	316,607	313,241
Accumulated other comprehensive loss	(16,565)	(16,509)
Total stockholders' equity	1,165,678	1,128,021
Total liabilities and stockholders' equity	$1,593,739	$1,566,434

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net sales:
Product	$306,780	$289,817	$587,139	$561,328
Software maintenance	34,229	28,792	65,767	57,386
Total net sales	341,009	318,609	652,906	618,714

Cost of sales:
Product	79,806	79,153	152,122	154,349
Software maintenance	2,353	3,307	4,560	4,635
Total cost of sales	82,159	82,460	156,682	158,984

Gross profit	258,850	236,149	496,224	459,730
	75.9%	74.1%	76.0%	74.3%
Operating expenses:
Sales and marketing	127,138	124,414	247,255	241,674
Research and development	66,908	56,913	128,751	115,175
General and administrative	27,892	26,191	55,170	51,933
Total operating expenses	221,938	207,518	431,176	408,782

Operating income	36,912	28,631	65,048	50,948
	10.8%	9.0%	10.0%	8.2%
Other income (expense):
Interest income	1,290	509	2,305	852
Net foreign exchange gain (loss)	(2,105)	447	(1,126)	529
Other (loss) income, net	(1,095)	(235)	(1,613)	197

Income before income taxes	35,002	29,352	64,614	52,526

Provision for income taxes	3,948	4,197	9,292	9,223

Net income	$31,054	$25,155	$55,322	$43,303

Basic earnings per share	$0.24	$0.19	$0.42	$0.33
Diluted earnings per share	$0.23	$0.19	$0.42	$0.33

Weighted average shares outstanding -
basic	131,877	130,197	131,504	129,820
diluted	133,054	131,117	132,838	130,619

Dividends declared per share	$0.23	$0.21	$0.46	$0.42

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2018	2017

Cash flow from operating activities:
Net income	$55,322	43,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,098	35,915
Stock-based compensation	17,936	13,726
Deferred income taxes	1,766	(875)
Net change in operating assets and liabilities	(11,270)	(7,284)
Net cash provided by operating activities	98,852	84,785

Cash flow from investing activities:
Capital expenditures	(19,764)	(15,727)
Capitalization of internally developed software	(11,344)	(24,816)
Additions to other intangibles	(3,936)	(1,124)
Purchases of short-term investments	(137,275)	(52,807)
Sales and maturities of short-term investments	47,634	21,017
Net cash used by investing activities	(124,685)	(73,457)

Cash flow from financing activities:
Proceeds from issuance of common stock	16,622	15,407
Dividends paid	(60,575)	(54,595)
Net cash used by financing activities	(43,953)	(39,188)

Impact of changes in exchange rates on cash	(2,759)	5,727

Net change in cash and cash equivalents	(72,545)	(22,133)
Cash and cash equivalents at beginning of period	290,164	285,283
Cash and cash equivalents at end of period	$217,619	263,150

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2018	2017	2018	2017
Stock-based compensation
Cost of sales	$846	$650	$1,571	$1,226
Sales and marketing	3,617	2,884	6,956	5,509
Research and development	3,255	2,170	5,773	4,224
General and administrative	2,013	1,620	3,636	2,844
Provision for income taxes	(2,955)	(3,344)	(4,663)	(5,020)
Total	$6,776	3,980	13,273	8,783

Amortization of acquisition intangibles
Cost of sales	$846	$1,556	$1,747	$3,146
Sales and marketing	533	486	1,070	964
Research and development	28	267	56	531
Provision for income taxes	(178)	(556)	(370)	(1,110)
Total	$1,229	1,753	2,503	3,531

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$—	$574	$29	$909
Sales and marketing	3,033	4,024	4,678	6,399
Research and development	893	1,182	1,103	1,581
General and administrative	553	419	1,165	596
Other (income) loss, net	709	—	709	—
Provision for income taxes	(1,630)	(1,870)	(2,183)	(2,934)
Total	$3,558	$4,329	$5,501	$6,551

Capitalization and amortization of internally developed software costs
Cost of sales	$6,494	$5,196	$12,324	$10,176
Research and development	(3,676)	(13,192)	(11,343)	(24,816)
Provision for income taxes	(592)	2,799	(206)	5,124
Total	$2,226	$(5,197)	$775	$(9,516)

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$258,850	236,149	496,224	459,730
Stock-based compensation	846	650	1,571	1,226
Amortization of acquisition intangibles	846	1,556	1,747	3,146
Acquisition transaction costs and restructuring charges	0	574	29	909
Amortization of internally developed software costs	6,494	5,196	12,324	10,176
Non-GAAP gross profit	$267,036	244,125	511,895	475,187
Non-GAAP gross margin	78.3%	76.6%	78.4%	76.8%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$221,938	207,518	431,176	408,782
Stock-based compensation	(8,885)	(6,674)	(16,365)	(12,577)
Amortization of acquisition intangibles	(561)	(753)	(1,126)	(1,495)
Acquisition transaction costs and restructuring charges	(4,479)	(5,625)	(6,946)	(8,576)
Capitalization of internally developed software costs	3,676	13,192	11,343	24,816
Non-GAAP operating expenses	$211,689	207,658	418,082	410,950

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$36,912	28,631	65,048	50,948
Stock-based compensation	9,731	7,324	17,936	13,803
Amortization of acquisition intangibles	1,407	2,309	2,873	4,641
Acquisition transaction costs and restructuring charges	4,479	6,199	6,975	9,485
Net (capitalization) and amortization of internally developed software costs	2,818	(7,996)	981	(14,640)
Non-GAAP operating income	$55,347	36,467	93,813	64,237
Non-GAAP operating margin	16.2%	11.4%	14.4%	10.4%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$35,002	29,352	64,614	52,526
Stock-based compensation	9,731	7,324	17,936	13,803
Amortization of acquisition intangibles	1,407	2,309	2,873	4,641
Acquisition transaction costs and restructuring charges	5,188	6,199	7,684	9,485
Net (capitalization) amortization of internally developed software costs	2,818	(7,996)	981	(14,640)
Non-GAAP income before income taxes	$54,146	37,188	94,088	65,815

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$3,948	4,197	9,292	9,223
Stock-based compensation	2,955	3,344	4,663	5,020
Amortization of acquisition intangibles	178	556	370	1,110
Acquisition transaction costs, restructuring charges, and other	1,630	1,870	2,183	2,934
Net (capitalization) amortization of internally developed software costs	592	(2,799)	206	(5,124)
Non-GAAP provision for income taxes	$9,303	7,168	16,714	13,163

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income, as reported	$31,054	$25,155	$55,322	$43,303
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	6,776	3,980	13,273	8,783
Amortization of acquisition intangibles, net of tax effect	1,229	1,753	2,503	3,531
Acquisition transaction costs, restructuring, and other, net of tax effect	3,558	$4,329	5,501	6,551
Net (capitalization)/amortization of internally developed software costs, net of tax	2,226	(5,197)	775	(9,516)
Non-GAAP net income	$44,843	$30,020	$77,374	$52,652

Basic EPS, as reported	$0.24	$0.19	$0.42	$0.33
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.05	0.03	0.10	0.07
Impact of amortization of acquisition intangibles, net of tax effect	—	0.01	0.02	0.03
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.03	0.04	0.04	0.05
Impact of (capitalization)/amortization of internally developed software costs, net	0.02	(0.04)	0.01	(0.07)
Non-GAAP basic EPS	$0.34	$0.23	$0.59	$0.41

Diluted EPS, as reported	$0.23	$0.19	$0.42	$0.33
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.05	0.03	0.10	0.07
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.02	0.03
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.03	0.04	0.04	0.05
Impact of (capitalization)/amortization of internally developed software costs, net of tax effect	0.02	(0.04)	—	(0.08)
Non-GAAP diluted EPS	$0.34	$0.23	$0.58	$0.40

Weighted average shares outstanding -
Basic	131,877	130,197	131,504	129,820
Diluted	133,054	131,117	132,838	130,619

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income, as reported	$31,054	$25,155	$55,322	$43,303
Adjustments to reconcile net income to EBITDA:
Interest income, net	(1,253)	(313)	(2,180)	(399)
Tax expense	3,948	4,197	9,292	9,223
Depreciation and amortization	17,662	17,246	35,098	35,915
EBITDA	$51,411	$46,285	$97,532	$88,042
Weighted average shares outstanding - Diluted	133,054	131,117	132,838	130,619

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three months ended
	September 30, 2018

	Low	High
GAAP Diluted EPS, guidance	$0.20	$0.34
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.06	0.06
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.02
Impact of capitalization/amortization of software development costs, net of tax effect	0.03	0.03
Non-GAAP Diluted EPS, guidance	$0.32	$0.46